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Exhibit 99.3

CWCapital LLC
(A Wholly Owned Subsidiary of
CW Financial Services LLC)

Financial Statements as of and for the
Years Ended November 30, 2009 and 2008, and
Independent Auditors' Report

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

Deloitte & Touche LLP 200 Berkeley Street Boston, MA 02116 USA
Tel: +1 617 437 2000 Fax: +1 617 437 2111 www.deloitte.com

INDEPENDENT AUDITORS' REPORT

To the Member of
CWCapital LLC
Needham, Massachusetts

        We have audited the accompanying balance sheets of CWCapital LLC (a wholly owned subsidiary of CW Financial Services LLC) (the "Company") as of November 30, 2009 and 2008, and the related statements of net loss, other comprehensive loss, member's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

February 23, 2010

Member of
Deloitte Touche Tohmatsu

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

BALANCE SHEETS

AS OF NOVEMBER 30, 2009 AND 2008

	2009	2008
ASSETS
CASH AND CASH EQUIVALENTS	$12,240,106	$27,920,231
RESTRICTED CASH	2,160,978	2,160,978
ACCOUNTS RECEIVABLE—Trade	1,505,341	2,109,604
ACCOUNTS RECEIVABLE—Related party	197,704	233,322
DUE FROM PARENT	3,519,250	—
MORTGAGE LOANS HELD FOR SALE (including $228,272,309 and $277,589,055—recorded at fair value option at November 30, 2009 and 2008, respectively)	285,322,051	296,530,428
MORTGAGE SERVICING RIGHTS—Net	61,621,952	54,675,888
PROPERTY AND EQUIPMENT—Net	379,076	881,225
RATE LOCK AGREEMENTS—At fair value	1,539,238	3,248,596
OTHER ASSETS	1,952,649	869,438

TOTAL	$370,438,345	$388,629,710

LIABILITIES AND MEMBER'S EQUITY
LIABILITIES:
Notes payable	$59,167,952	$18,437,605
Notes payable—related party recorded at fair value option at November 30, 2009 and 2008	228,272,309	277,589,055
Accounts payable	229,858	158,605
Due to Parent	—	13,820,874
Loan closing costs on deposit	2,002,979	2,259,557
Interest rate swaps—at fair value	4,087,041	215,425
Commitments to sell securities—at fair value	936,435	951,027
Commitments to sell loans—at fair value	802,095	2,351,303
Accrued compensation	4,385,064	4,862,630
Accrued expenses and other liabilities	4,011,841	2,831,352

Total liabilities	303,895,574	323,477,433

COMMITMENTS AND CONTINGENCIES (Note 14)
MEMBER'S EQUITY:
Paid-in capital	70,591,276	49,091,276
(Accumulated deficit)/retained earnings	(4,048,505)	16,061,001

Total member's equity	66,542,771	65,152,277

TOTAL	$370,438,345	$388,629,710

See notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENTS OF NET LOSS

FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

	2009	2008
REVENUE:
Servicing fees	$16,268,855	$16,985,723

Gain on sale of mortgages—net and derivative income	29,403,046	10,461,227

Net interest income:
Interest income	6,812,991	13,298,338
Interest expense	(4,521,713)	(7,118,666)

Net interest income	2,291,278	6,179,672

Other income	72,799	595,971

Total revenue	48,035,978	34,222,593

OPERATING EXPENSES:
Compensation expense	17,336,645	18,757,011
Lower of cost or fair value ("LOCOFV")	120,287	—
Amortization of servicing rights	11,620,143	10,026,363
General and administrative expense	11,579,631	10,399,275
Allocation of expense from affiliates—net (Note 15)	21,424,474	4,073,515
Consulting and professional fees	2,396,677	1,421,538
Rent expense	1,737,099	2,125,323
Securitization expense	—	112,911
Travel and entertainment	923,047	1,120,206
Depreciation	491,401	781,301
Marketing and promotion	516,080	974,424

Total operating expenses	68,145,484	49,791,867

NET LOSS	$(20,109,506)	$(15,569,274)

See notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENTS OF OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

	2009	2008
NET LOSS	$(20,109,506)	$(15,569,274)
OTHER COMPREHENSIVE LOSS—Unrealized losses during the year	—	(629,382)

COMPREHENSIVE LOSS	$(20,109,506)	$(16,198,656)

See notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENTS OF MEMBER'S EQUITY

FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

	Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total
BALANCE—November 30, 2007	$14,708,000	$629,382	$31,630,275	$46,967,657
Net loss	—	—	(15,569,274)	(15,569,274)
Contributions	34,383,276	—	—	34,383,276
Other comprehensive loss	—	(629,382)	—	(629,382)

BALANCE—November 30, 2008	49,091,276	—	16,061,001	65,152,277
Net loss	—	—	(20,109,506)	(20,109,506)
Contributions	21,500,000	—	—	21,500,000

BALANCE—November 30, 2009	$70,591,276	$—	$(4,048,505)	$66,542,771

See notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,109,506)	$(15,569,274)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on interest-only securities	—	(460,415)
Gain on sale of mortgages—net and derivative income	(15,163,304)	(13,453,264)
Allocation of expense from affiliates—net	—	(983,875)
Change in rate lock agreements	1,709,358	2,464,024
Change in sale commitments	(1,563,800)	—
Change in interest rate swaps	3,871,616	—
Amortization of servicing rights	11,620,143	10,026,363
Depreciation	491,401	781,301
Equity investment in investee	20,693	—
LOCOFV adjustments	120,287	—
Loan loss reserve	1,605,456	—
Changes in operating assets and liabilities:
Accounts receivable—trade	604,263	947,005
Accounts receivable—related party	35,618	(233,322)
Mortgage loans held for sale	(52,084,975)	113,665,091
Other assets	(603,904)	381,464
Accounts payable	71,253	(1,740,048)
Due from/to Parent	4,159,876	26,896,971
Loan closing costs on deposit	(256,578)	(1,533,489)
Accrued compensation	(477,566)	(11,212,810)
Accrued expenses and other liabilities	(424,967)	1,066,016

Net cash (used in) provided by operating activities	(66,374,636)	111,041,738

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	—	229,303
Disposal (purchase) of property and equipment	10,748	(8,446)
Cash paid for purchased mortgage servicing rights ("PMSRs")	(2,996,635)	—
Investment in ARA Finance LLC ("ARA")	(500,000)	—
Proceeds from investment in interest-only securities	—	423,833

Net cash (used in) provided by investing activities	(3,485,887)	644,690

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes payable	1,467,824,722	1,233,894,514
Repayments on notes payable	(1,427,094,375)	(1,356,463,041)
Borrowing on notes payable—related party	14,587,626	—
Repayments on notes payable—related party	(1,137,575)	—

Net cash provided by (used in) financing activities	54,180,398	(122,568,527)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(15,680,125)	(10,882,099)
CASH AND CASH EQUIVALENTS—Beginning of year	27,920,231	38,802,330

CASH AND CASH EQUIVALENTS—End of year	$12,240,106	$27,920,231

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid for interest	$2,544,293	$3,738,629

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of due to Parent to contributions from member—see Note 16.	$21,500,000	$34,383,276

Net consolidation of mortgage loans held for sale and related secured financings—see Note 6.	$—	$36,597,146

SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING AND FINANCING ACTIVITIES—Valuation adjustment to mortgage loans held for sale and notes payable—related party	$62,766,797	$—

See notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

1. ORGANIZATION

        CWCapital LLC (the "Company"), a Massachusetts limited liability company, is a wholly owned operating subsidiary of CW Financial Services LLC ("CWF" or "Parent"), a Delaware limited liability company. The Company commenced operations on September 9, 2002, and is in the business of originating, selling, and servicing commercial real estate mortgages.

        CWF's members include its management and an indirect subsidiary of Caisse de dépôt et placement du Québec ("CDP"), a Canadian global fund manager whose clients are mostly Quebec public and private pension and insurance plans. CDP owned approximately an 82% interest in CWF as of November 30, 2009.

        In August 2009, the Company entered into a joint venture agreement with a third party and formed ARA. The Company and the third party each hold a 50% interest in the joint venture. ARA was formed to seek opportunities to provide mortgage loans for market rate and affordable multifamily, senior, and student housing.

        The Company is licensed as a U.S. Department of Housing and Urban Development ("HUD") approved Title II Nonsupervised Mortgagee. The Company is also licensed by Federal National Mortgage Association ("Fannie Mae"), Government National Mortgage Association ("Ginnie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A summary of our significant accounting policies is as follows:

        Basis of Presentation—The financial statements include the accounts of the Company.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant use of estimates relates to the valuation of certain financial instruments and other assets and liabilities, such as mortgage loans held for sale, mortgage servicing rights ("MSRs"), rate lock agreements ("rate locks"), notes payable, interest rate swaps, commitments to sell securities and commitments to sell loans. Actual results could differ from those estimates.

        Cash and Cash Equivalents—The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. The Company places its cash and cash equivalents with financial institutions which management considers to be of high quality; however, at times, such deposits may be in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limit.

        Restricted Cash—Restricted cash represents cash that is restricted as to withdrawal or usage and includes amounts required to meet certain regulatory requirements. It also includes cash collateral, including margin calls posted with a swap counterparty.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Accounts Receivable—Accounts receivable is composed primarily of servicing advances. The Company is required to make principal and interest advances to investors under certain of the lending programs for which it is licensed. Such advances are generally recoverable, and as a result, no reserve has been recorded.

        Mortgage Loans Held for Sale—Mortgage loans held for sale is composed of loans that have been originated or acquired by the Company and are held on balance sheet while awaiting sale or securitization.

        Mortgage loans held for sale where the Company has not elected the fair value option are initially recorded at the principal amount outstanding adjusted for any premiums or discounts and deferred fees and costs. The Company's mortgage loans consist of commercial real estate loans held for sale to investors, which are accounted for at LOCOFV. Loan origination fees and direct origination costs are deferred until the loan is sold. If a loan has future funding features, then the deferred fees and costs related to future draws are recognized as the future draws are funded.

        Certain mortgage loans held for sale are measured at fair value. Fees and costs related to fair valued mortgage loans held for sale are recognized in earnings as incurred and not deferred.

        The Company obtains fair values using available market information and/or valuation methodologies on a loan-by-loan basis. Considerable judgment is required in interpreting market data to develop estimates of fair value; therefore, the estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. The effect of using different market assumptions or estimation methodologies may materially impact the fair value amounts.

        MSRs—The Company is required to record a separate asset or liability initially measured at fair value for servicing rights relating to mortgages originated and sold where the servicing rights have been retained (Originated Mortgage Servicing Rights or "OMSRs"). The Company also records a separate asset at fair value when it purchases servicing rights. The Company has elected to utilize the amortization method to account for MSRs subsequent to initial recognition. Servicing rights created or purchased in 2009 are amortized in proportion to and over the period of estimated net servicing income. For all servicing rights created or purchased prior to fiscal year 2009, the Company has amortized them using a straight-line methodology which approximates amortization in proportion to and over the period of estimated net servicing income. The amortization is being reported as a component of 'amortization of servicing rights' in the statements of net loss. If a loan has future funding features, then the MSR related to future draws is recognized as the future draws are funded and sold, whether funded by the Company or directly by the investor.

        MSRs are evaluated for impairment by stratifying the portfolio according to predominant risk characteristics, primarily investor or program type. To the extent that the carrying value of an individual stratum exceeds its estimated fair value, that MSR is considered to be impaired. Such impairment would be recognized through the income statement. In connection with its impairment analysis, the Company monitors the rate of prepayment in the servicing loan portfolio, as the prepayment rate is a primary factor affecting impairment. Additionally, the Company engages an independent third party to assist the Company in determining appropriate assumptions in determining fair value.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Property and Equipment—Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements or the remaining lives of the underlying leases.

        Derivative Instruments—From time to time, the Company enters into certain transactions that are accounted for as derivatives as follows:

  •
  Rate locks are contracts entered into that allow commercial mortgage customers to lock in the interest rate on a mortgage while the loan is being underwritten and awaiting closure. Market interest rate changes, between the time the customer receives a rate lock and the time the mortgage loan is funded, can change the fair value of a potential mortgage and the resulting fair value of the rate lock. The Company records rate locks at fair value and any subsequent change in fair value is recorded as a component of 'gain on sale of mortgages—net and derivative income.' The fair value of these rate locks is determined by reviewing the index yield change from the date the interest rate of the loan was locked to the date of the financial statements.

  •
  Interest rate swaps are entered into to offset the change in fair value of certain fixed rate mortgage loans held for sale and rate locks. Interest rate swaps are agreements in which one counterparty pays a floating rate of interest on a notional principal amount and the other party pays a fixed rate of interest on the same notional principal amount for a specified period of time. The Company records interest rate swaps at fair value and any subsequent change in fair value is recorded as an adjustment to 'gain on sale of mortgages—net and derivative income.' Amounts paid to and received from the swap counterparty are recorded as an adjustment to 'gain on sale of mortgages—net and derivative income.' When an interest rate swap is terminated, the Company will record an adjustment to income equal to the difference between the proceeds from (or cash paid) closing the transaction and the Company's basis in the contract, if any. The fair value of the interest rate swaps is determined by estimating the amount that the Company would have realized if the Company had terminated the agreement at the financial statement date, with such estimation based on the value obtained from Bloomberg, an industry standard vendor service for pricing financial instruments. For each swap, the key input variables to Bloomberg are notional amount, fixed rate, effective date, maturity date, and floating rate convention (i.e., one month LIBOR vs. three month LIBOR, etc.). Additionally, the Company considers both its own nonperformance risk and the respective counterparty's nonperformance risk in the fair value measurements of interest rate swaps.

  •
  Commitments to sell Ginnie Mae and Fannie Mae securities are entered into simultaneously with the rate lock of the related loan to offset adverse changes in the securities market between the time an investor enters into the purchase agreement and the time the security is issued. The Company records these sales commitments at fair value and any subsequent change in fair value is recorded as a component of 'gain on sale of mortgages—net and derivative income.' The fair value of these sales commitments is determined by reviewing the market changes based on interest rates from the time the sale commitment was entered into to the date of the financial

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    statements. The value of commitments to sell securities is expected to offset the interest rate lock for the loan underlying that security.

  •
  Interest rate caps for floating rate loans that the Company has originated are entered into to mitigate the risk of default by the borrower from changing interest rates. The monthly payments received under such caps are applied to the monthly debt service payment of the borrower. The Company records interest rate caps at fair value based on duration and index, considering a valuation obtained from a third party provider. As any monthly payment received by the Company is applied to the debt service of the loan, a liability equal to the fair value of the interest rate cap is also recorded to reflect that practice. The Company records interest rate caps at fair value and any subsequent change in fair value is recorded as a component of 'gain on sale of mortgages—net and derivative income.' The caps are reflected in 'other assets' and the related liability is reflected in 'accrued expenses and other liabilities' in the balance sheets.

        Notes Payable—For notes where the Company has elected the fair value option, the notes are measured at fair value. Fees and costs related to notes for which the Company has elected the fair value option are recognized in earnings as incurred and are not deferred.

        The fair value of these notes is determined by a model where the significant inputs are market financing spreads, market advance rate and equity replication rate. The inputs were based on management's best estimate.

        Loan Closing Costs on Deposit—In the normal course of business, the Company receives cash from potential borrowers to pay expenses incurred during the loan origination process (i.e., legal, appraisal, engineering, environmental, etc.). Unused deposits are returned to the borrower at the time a loan is closed or at the time that an application for a loan is terminated. These amounts are included in the Company's cash balance as the deposit can be used to fund costs incurred by the Company during the course of underwriting and closing a loan. A corresponding liability is recognized in 'loan closing costs on deposit' in the balance sheets.

        Commitments to Sell Loans—Commitments to sell loans are entered into simultaneously with the rate lock of Fannie Mae and Freddie Mac loans in order to offset adverse changes in the mortgage loan market between the time Fannie Mae or Freddie Mac enter into a purchase agreement and the time the mortgage loan is purchased. The Company elected to record these commitments at fair value. Any subsequent change in fair value is recorded as a component of 'gain on sale of mortgages—net and derivative income.' The fair value of these sales commitments is determined by reviewing the market change from the time the sale commitment was entered into to the date of the financial statements. The value of commitments to sell loans is expected to offset the interest rate lock for the same loan.

        Loan Loss Reserves—The Company assumes risk sharing generally not to exceed 20% of the principal balances with respect to certain Fannie Mae loans and generally not to exceed 8% with respect to Freddie Mac affordable loans. Pursuant to various compliance requirements, the Company is required to maintain capital resources based on the total outstanding unpaid principal balances of mortgages issued and serviced. The Company records an estimated loss in the financial statements if it

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

has been determined that it is probable that a liability has been incurred. Such estimate is recorded in 'accrued expenses and other liabilities' in the balance sheets.

        Member's Equity/Paid-In Capital/Accumulated Other Comprehensive Income (Loss)/Retained Earnings (Accumulated Deficit)—At the end of each fiscal year, profits and losses are generally allocated to the member. This allocation may be adjusted pursuant to the terms of the Limited Liability Company ("LLC") agreement. Other comprehensive loss was primarily the result of unrealized gains and losses for assets classified as available for sale.

        Servicing Fees—Servicing fees primarily consist of servicing fees and placement fees for the deposit of escrows. The Company earns servicing fees in connection with the collection of monthly debt service payments. These fees are earned and collected monthly in accordance with each respective loan agreement. The Company earns placement fees for depositing escrow balances with third party financial institutions. These fees are earned and collected monthly through arrangements with third parties.

        Gain on Sale of Mortgages—Net and Derivative Income—Gain on sale of mortgages—net and derivative income includes both the gain on sale of mortgages and related derivatives, as well as any change related to the fair value of those derivatives and the cash payments received. Changes in fair value of commitments to sell loans are also recorded in this account. The Company recognizes gain on sale of mortgages and related derivatives based on the difference between (a) the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold, and the interests that continue to be held by the Company, based on their relative fair value at the date of transfer and (b) the proceeds received. For loans recorded at LOCOFV, the carrying amount of the loans sold includes the original principal amount plus deferrals of fees and points received and direct loan origination costs, less any write downs to fair value. For loans recorded at fair value under the fair value option election, deferred fees and points received and direct loan origination costs are recognized in earnings at the date they are incurred. The Company includes the initial fair value of any MSR related to the portion of the loan sold in 'gain on sale of mortgages—net and derivative income.'

        Interest Income—Interest income is derived from interest earned from mortgages held for sale, including accretion of the discount related to the initial fair value measurement of the loans that were reacquired from the qualified special purpose entities ("QSPEs") (see Note 6 for additional information), interest earned from investments in securities and from other assets where the effective yield method is used. For loans where the fair value option was elected which are in nonaccrual status, no accretion of the related discount is recorded. Interest income is accrued as earned and recorded in 'accounts receivable—trade' in the balance sheets and in 'interest income' in the statements of net loss.

        Interest Expense—Interest expense is derived from interest paid on credit facilities that the Company maintains to finance mortgage loans held for sale, secured financings with affiliates and working capital lines. See Note 11 for details regarding notes payable. Interest expense is accrued each period and any interest due is recorded in 'accrued expenses and other liabilities' in the balance sheets and in 'interest expense' in the statements of net loss.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Fair Value Losses—Net—Mortgage loans held for sale and notes payable—related party that are fair valued are initially recorded at fair value with subsequent changes in fair value recorded in the statements of net loss. Subsequent changes in fair value for those instruments that have been recorded at fair value are recorded in 'allocation of expense from affiliates—net.' The Company has provided fair value estimates and information about valuation methodologies in Note 13.

        Allocation of Expense From Affiliates—Net—The allocation is recorded based upon an allocation agreement between the Company and its parent company, CWF. The Company has agreed to share certain costs related to loans that the Company originated and sold to special purpose entities ("SPEs") and QSPEs. These SPEs and QSPEs are owned 100% by CWF, as more fully described in Note 6. As the fair value of the residual interest retained by CWF and of the loans held by SPEs that have been reacquired by CWF due to the change in QSPE status is primarily driven by the value of the loans sold by the Company, it has agreed that changes in the related fair values and other revenues, costs and reimbursements paid/received by CWF related to the SPEs and QSPEs should be reflected in the Company's statements of net loss. The amount of the allocation is reflected in the statements of net loss as 'allocation of expense from affiliates—net' and reflected in the balance sheets in 'due to Parent.' See Note 15 for additional information on the allocation agreement.

        Leases—For leases that contain fixed escalations of the minimum annual lease payment during the original term of the lease and for leases with free rent periods, the Company recognizes rental expense on a straight-line basis over the lease term and records the difference between rent expense and the amount currently payable as deferred rent in 'accrued expenses and other liabilities' in the balance sheets.

        Income Taxes—No provision has been made in the financial statements for income tax because the Company is a disregarded entity for tax purposes and its results are included in its Parent's filing with the Internal Revenue Service.

        Concentration of Credit Risk—A significant amount of the Company's business activities in 2009 and 2008 involved multifamily and health care lending activities through programs sponsored by HUD, Ginnie Mae, Fannie Mae and Freddie Mac. There are no significant concentrations to these agencies in the Company's balance sheets at November 30, 2009 and 2008. During 2008, Fannie Mae and Freddie Mac entered conservatorship. The Company has determined that there have been no changes in credit risk due to the conservatorship. The Company could be susceptible to changes in governmental appropriations and regulations.

        As a result of reacquiring certain mortgage loans from the QSPEs in the prior year (as discussed in Note 6), the Company now has a significant amount of mortgage loans and related interest rate swaps on its financial statements for which the Company has credit risk. The Company's exposure to the reacquired loans is limited as described in Note 15. The Company is also subject to credit risk with respect to certain Fannie Mae and Freddie Mac loans. The Company's exposure to the certain Fannie Mae and Freddie Mac loans is limited as described in Note 14. In addition, the Company does not believe that it has any significant concentration related to property type, borrower or location. The Company maintains cash deposits with financial institutions, which, from time to time, may exceed

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

federally insured limits. At November 30, 2009 and 2008, $13,934,423 and $29,669,831, respectively, of cash held in the corporate operating and restricted cash accounts was not covered by FDIC insurance.

        Escrow Balances—In the normal course of conducting its mortgage servicing business, the Company collects escrow deposits to fund customer property taxes, hazard and general liability insurance premiums as well as other escrow requirements. The Company held $360,986,259 and $334,591,538, which are not included in the Company's balance sheets, in escrow balances at November 30, 2009 and 2008, respectively. Such amounts have been segregated in separate accounts at third party depository institutions.

Recently Issued Accounting Standards

        Other-Than-Temporary Impairments ("OTTIs") on Purchased Beneficial Interests—In January 2009, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") Emerging Issues Task Force ("EITF") No. 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20, which amends the impairment guidance in EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to achieve more consistent determination of whether an OTTI has occurred. FSP EITF 99-20-1 is effective for interim and annual periods ending after December 15, 2008. This FSP had no effect on the Company's financial statements.

        OTTIs on Investment Securities—In April 2009, the FASB issued FSP FASB Statement No. 115-2 and FASB Statement No. 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, which amends the recognition guidance for OTTI of debt securities and expands the financial statement disclosures for OTTI on debt and equity securities. This statement is effective for interim and annual reporting periods ending after June 15, 2009. The impact of adopting this FSP had no effect on the Company's financial statements.

        Measurement of Fair Value in Inactive Markets—In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. The FSP reaffirms that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The FSP also reaffirms the need to use judgment in determining if a formerly active market has become inactive and in determining fair values when the market has become inactive. This statement is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of the FSP had no effect on the Company's financial statements.

        Additional Disclosures for Derivative Instruments—On December 1, 2008, the Company adopted FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. The standard requires enhanced disclosures about derivative instruments and hedged items that are accounted for under FASB Statement No. 133 and related interpretations. No comparative information for periods prior to the effective date is required. This statement is effective for interim and annual reporting periods beginning after November 15, 2008. The

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

adoption of FASB Statement No. 161 had no impact on how the Company accounts for these instruments. The Company has included the required disclosures in Note 10.

        Sale With Repurchase Financing Agreements—In February 2008, the FASB issued FSP FASB Statement No. 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions. FSP FASB Statement No. 140-3 provides implementation guidance on whether a security transfer with a contemporaneous repurchase financing involving the transferred financial asset must be evaluated as one linked transaction or two separate de-linked transactions. FSP FASB Statement No. 140-3 requires the recognition of the transfer and the repurchase agreement as one linked transaction, unless all of the following criteria are met: (1) the initial transfer and the repurchase financing are not contractually contingent on one another; (2) the initial transferor has full recourse upon default, and the repurchase agreement's price is fixed and not at fair value; (3) the financial asset is readily obtainable in the marketplace and the transfer and repurchase financing are executed at market rates; and (4) the maturity of the repurchase financing is before the maturity of the financial asset. The scope is limited to transfers and subsequent repurchase financings that are entered into contemporaneously or in contemplation of one another. This statement is effective for interim and annual reporting periods beginning after November 15, 2008, and applied prospectively to initial transfers and repurchase financings for which initial transfer is executed on or after the beginning of December 1, 2008. The adoption of FSP FASB Statement No. 140-3 had no impact on the Company's financial statements.

        Equity Method Investment Accounting Considerations—In November 2008, the EITF issued EITF Issue No. 08-6, Equity Method Investment Accounting Considerations. The objective of EITF Issue No. 08-6 is to clarify the accounting for certain transactions and impairment considerations involving equity method investments. Under EITF Issue No. 08-6, an entity shall measure its equity method investment initially at cost in accordance with FASB Statement No. 141(R), Business Combinations. Any OTTI of an equity method investment should be recognized in accordance with Opinion 18. An equity method investor shall not separately test an investee's underlying assets for impairment. Share issuance by an investee shall be accounted for as if the equity method investor had sold a proportionate share of its investment, with a gain or loss recognized in earnings. EITF Issue No. 08-6 is effective for interim and fiscal years beginning on or after December 15, 2008. EITF Issue No. 08-6 is not expected to have a material impact on the Company's financial statements.

        Accounting for Collaborative Arrangements—In December 2007, the EITF issued EITF Issue No. 07-1, Accounting for Collaborative Arrangements. The objective of EITF Issue No. 07-1 is to define collaborative arrangements and to establish reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF Issue No. 07-1 is effective for interim and fiscal years beginning on or after December 15, 2008. The Company is currently evaluating the impact on the Company's financial statements.

        Business Combinations—In April 2009, the FASB issued FSP FASB Statement No. 141(R), Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies. This FSP addresses the application issues raised on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

contingencies in a business combination. FSP FASB Statement No. 141(R) is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. FSP FASB Statement No. 141(R) is not expected to have a material impact on the Company's financial statements.

        Elimination of QSPEs—In May 2009, the FASB issued FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140. This statement removes the concept of a QSPE from FASB Statement No. 140 and removes the exception from applying FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, to qualifying special-purpose entities. This statement modifies the financial-components approach used in FASB Statement No. 140 and limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. The special provisions in FASB Statement No. 140 and FASB Statement No. 65, Accounting for Certain Mortgage Banking Activities, for guaranteed mortgage securitizations are removed to require those securitizations to be treated the same as any other transfer of financial assets within the scope of FASB Statement No. 140, as amended by this statement. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor's continuing involvement with transferred financial assets. FASB Statement No. 166 is effective as of the beginning of each fiscal year that begins after November 15, 2009. At November 30, 2009, CWCapital Mortgage Securities VI LLC ("Mortgage VI") was the only SPE that continued to meet the definition of a QSPE. Upon adoption of FASB Statement No. 166, Mortgage VI, which it currently has involvement, will no longer be considered a QSPE. The Company is currently evaluating the impact of this statement on its financial statements.

        Changes in the FIN 46(R) Consolidation Model—In May 2009, the FASB issued FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). FASB Statement No. 167 amends FASB Interpretation ("FIN") No. 46(R) to include in its scope former QSPEs, to require ongoing reassessments of whether an enterprise is the primary beneficiary of a Variable Interest Entity ("VIE"), and eliminates the quantitative approach previously required for determining the primary beneficiary of a VIE, which was based on determining which enterprise absorbs the majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both. This statement also amends FIN No. 46(R) to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise's involvement in a VIE. The enhanced disclosures are required for any enterprise that holds a variable interest in a VIE. As a result of the new consolidation rules, the Company expects to be required to consolidate certain of the VIEs. An ongoing evaluation of the application of these new requirements could result in the identification of additional VIEs that may require consolidation.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Subsequent Events—In May 2009, the FASB issued FASB Statement No. 165, Subsequent Events. This statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and disclosures that an entity should make about events or transactions that occurred after the balance sheet date. FASB Statement No. 165 is effective for fiscal years ending after June 15, 2009. FASB Statement No. 165 had no impact on the Company's financial statements.

        Codification—In June 2009, the FASB issued FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162. This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. All then-existing, non-SEC accounting and reporting standards are superseded. Concurrently, all nongrandfathered, non-SEC accounting literature not included in the codification is deemed nonauthoritative. FASB Statement No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. FASB Statement No. 168 had no impact on the Company's financial statements.

        Measuring Liabilities at Fair Value—In August 2009, the FASB issued Accounting Standards Update ("ASU") 2009-5, Fair Value Measurements and Disclosures ("Topic 820"). ASU 2009-5 provides clarification that in circumstances in which a quoted price in an active market for an identical liability is not available, the Company is required to measure fair value of that liability using the quoted market price of the identical liability when traded as an asset; quoted prices for similar liabilities or similar liabilities when traded as assets or another valuation technique that is consistent with the principles of Topic 820. ASU 2009-5 is effective for the first reporting period beginning after issuance. The adoption of ASU 2009-5 will have no effect on the Company's financial statements.

        Income Taxes—In September 2009, the FASB issued ASU 2009-06, Income Taxes, Topic 740, Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities. ASU 2009-06 provides implementation guidance through examples and eliminates the disclosure requirements required for nonpublic entities. ASU 2009-06 is effective as of the beginning of each fiscal year that begins after December 15, 2008. ASU 2009-06 had no effect on the Company's financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

3. ACCOUNTS RECEIVABLE—TRADE

        Accounts receivable—trade at November 30, 2009 and 2008, consists of the following:

	2009	2008
Accrued income	$199,442	$387,225
Accrued interest receivable	431,887	804,217
Primary servicing advances	755,517	688,102
Other receivables	118,495	230,060

Total	$1,505,341	$2,109,604

4. MORTGAGE LOANS HELD FOR SALE

        Mortgage loans held for sale at November 30, 2009 and 2008, consist of the following:

	2009	2008
Loans at LOCOFV:
Commercial fixed rate loans	$57,472,915	$18,958,277
Deferred fees and costs associated with mortgage loans held for sale	(423,173)	(16,904)

Subtotal at LOCOFV	57,049,742	18,941,373
Loans at fair market value	228,272,309	277,589,055

Total	$285,322,051	$296,530,428

        Commercial mortgage loans at LOCOFV were originated by the Company prior to November 30 and generally have been sold to investors with settlement occurring after year end. At November 30, 2009 and 2008, the fair value of these loans approximates their carrying amount.

        Loans at fair market value represent mortgage loans that were originated and sold into QSPEs by the Company that subsequently were reacquired when the loans failed sales treatment in fiscal year 2008. Please see Note 6 for further discussion.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

5. MSRs

        The Company's MSRs at November 30, 2009 and 2008, consist of the following:

	2009	2008
Balance—beginning of year	$54,675,888	$51,429,695
PMSRs	2,996,635	—
Additions	15,569,572	13,272,556
Amortization	(11,620,143)	(10,026,363)

Balance—end of year	$61,621,952	$54,675,888

Fair value of MSRs—beginning of year	$62,142,102	$55,782,819

Fair value of MSRs—end of year	$76,720,850	$62,142,102

        MSRs are initially recorded at fair value on the date a loan is sold or when a servicing right is purchased. The OMSRs are fair valued using a loan level discounted static cash flow analysis based on current market assumptions (including cost of servicing, escrow earnings rate, escrow inflation factors, prepayment rates and default factors) commonly used by buyers of these types of commercial/multifamily servicing, which are derived from prevailing conditions in the secondary servicing market. The risks inherent in the valuation of MSRs include higher than expected prepayment rates, unexpected changes in interest rates, and/or delays in the receipt of cash flows. Changes in market conditions could have a material impact on the Company's estimates of fair value.

        A summary of the Company's MSR and related characteristics as of November 30, 2009 and 2008, is as follows:

	2009	2008
Servicing portfolio (unpaid principal)	$10,920,460,381	$9,615,696,300
Fair value of portfolio	$76,720,850	$62,142,102
Value expressed in basis points	70	65
Weighted-average service fee (bps)	11.3	10.1
Multiple (value/service fee)	6.2	6.4
Weighted-average note rate	5.51%	6.03%
Weighted-average life to maturity	10.3 years	10.7 years
Average discount rate	10%	11%
Prepayment speeds	4% - 24%	2% - 25%

        During the year ended November 30, 2009, the Company earned service fees, late fees, and other ancillary fees of $11,364,842, $219,780, and $4,684,233, respectively. During the year ended November 30, 2008, the Company earned servicing fees, late fees, and other ancillary fees of $8,964,924, $175,423, and $7,845,376, respectively. Such amounts are reported in 'servicing fees' in the statements of net loss.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

6. CAPITAL MARKETS TRANSACTIONS

        Capital Market Transactions—In prior years, the Company had originated commercial mortgage loans structured for ultimate resale in securitization transactions, Collateralized Debt Obligations ("CDOs"), and privately placed sale transactions. The mortgages were sold by the Company to CWCapital Mortgage Securities I LLC ("Mortgage I"), CWCapital Mortgage Securities II LLC ("Mortgage II"), CWCapital Mortgage Securities III LLC ("Mortgage III"), CWCapital Mortgage Securities IV LLC ("Mortgage IV"), CWCapital Mortgage Securities V LLC ("Mortgage V") and Mortgage VI, all of which qualified as QSPEs at November 30, 2007, as applicable. The QSPEs were established for the purpose of purchasing the mortgages originated by the Company and issuing participation certificates to certain financial institutions that provide temporary financing to the QSPEs while the assets are warehoused and awaiting final disposition. Each participation certificate issued by the QSPEs was governed by a Master Participation Agreement that provided the financial institution with control over the disposition of the participation certificates, including a put option, held and executable only by the certificate holder, at whatever time the holder deems appropriate. CWF held 100% of the common equity in each of the QSPEs. In each of these transactions, CWF retained a residual interest in the assets transferred to the QSPEs in addition to MSRs held by the Company. The transactions were structured so that lenders had no recourse to other assets of CWF, the Company or any of their affiliates for the QSPEs' failure to pay their obligations when due. Affiliates of CDP originally provided up to a 10% guarantee for the debt related to all assets transferred to the QSPEs. The guarantees did not jeopardize the "true sale" of the mortgages to the QSPEs. CWF paid an affiliate of CDP a fee of 2% of the guarantee outstanding amount plus 20% of the operating profits, if any, earned from operation of the conduit business unit of the Company. During 2007, the fee agreement for the guarantee was modified such that a 3% floor of the guarantee amount would be paid for Mortgage IV and Mortgage VI. As of July 1, 2008, the guarantee amount was changed to 2% on 20% of the outstanding financing. Please see Note 15 for further discussion. The cost of the guarantee and the change in fair value of the residual interest asset owned by CWF have been recorded in 'allocation of expense from affiliates—net' in the statements of net loss. See Note 15 for more information on the allocation agreement.

        2009 Capital Market Transactions—At November 30, 2009, Mortgage VI continued to meet the definition of a QSPE. However, as of December 1, 2009, Mortgage VI will no longer be a QSPE due to the adoption of newly issued GAAP as described in Note 2. When valuing the residual interest at November 30, 2009, it was anticipated that the loan held by Mortgage VI would remain in the QSPE through November 30, 2009. The discount rate utilized to discount (i) the monthly carry and (ii) the anticipated December 1, 2009, net disposition proceeds was, in each case, equal to the participant's lending rate. The fair value of the loan in Mortgage VI was estimated using a hypothetical whole loan sale at December 1, 2009, based on the forecasted yield curve and whole loan spreads. To minimize the volatility of earnings, the Company entered into an interest rate swap when the loan was originated, which was then novated to Mortgage VI. The fair value of the interest rate swap is estimated using the amount that the Company would realize if the swap was terminated at the expected sale date of the related loan taking into account expected swap interest rates and information obtained from counterparties and the Company's own current creditworthiness. In addition to the cash flows expected to be generated by the loan as noted above, the current assets and liabilities of the QSPE were considered when determining the residual interest fair value. At November 30, 2009, there was

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

6. CAPITAL MARKETS TRANSACTIONS (Continued)

$24,263,814 of additional cash collateral posted by Mortgage VI with the participant related to the loan and swap held by Mortgage VI in addition to the other assets and liabilities generated in the normal course of business.

        2008 Capital Market Transactions—At November 30, 2008, Mortgage VI was the only SPE which continued to meet the definition of a QSPE. When valuing the residual interest at November 30, 2008, it was anticipated that the loan held by Mortgage VI would remain in the QSPE through May 31, 2009. The discount rate utilized to discount (i) monthly carry and (ii) the anticipated May 31, 2009 net disposition proceeds was, in each case, equal to the participant's lending rate plus 100 basis points. This represents an extension of the estimated holding period between 2007 and 2008 resulting from changing market conditions and lack of liquidity in the current market. The fair value of the loan in Mortgage VI was estimated using a hypothetical whole loan sale at May 31, 2009, based on the forecasted yield curve and whole loan spreads. To minimize the volatility of earnings, the Company entered into an interest rate swap, which was then novated to the QSPE. The fair value of the interest rate swap is estimated using the amount that the Company would realize if the swap was terminated at the expected sale date of the related loan taking into account expected swap interest rates and information obtained from counterparties and the Company's own current creditworthiness. In addition to the cash flows expected to be generated by the loan as noted above, the current assets and liabilities of the QSPE were considered when determining the residual interest fair value. At November 30, 2008, there was $15,654,405 of additional cash collateral posted by Mortgage VI with the participants related to the loan and swap held by the QSPE in addition to the other assets and liabilities generated in the normal course of business of the QSPE. At November 30, 2008, the fair value of this residual interest held by CWF was $0. Gains or losses ultimately realized related to the Mortgage VI residual interest will be shared 20% by CWF and 80% by an affiliate of the Parent as described in Note 15.

        At November 30, 2008, it was believed that future changes in interest rates would have a minimal impact on the value of this residual interest due to the mitigating effect of the swap on the value of the loan.

        On May 23, 2008, Mortgage IV was restructured and on July 3, 2008, Mortgage I and Mortgage V were restructured in order to finance the assets held by these entities for an extended period. As a result of these restructurings, which required an increase in the guarantees and a modification to the governing documents, Mortgage I, Mortgage IV, and Mortgage V failed to meet the requirements of a QSPE on each of the respective restructure dates. This resulted in the loans being recombined on the financial statements of CWF. Also as a result of the restructuring, loans sold by the Company to Mortgage I, Mortgage IV, and Mortgage V failed the previous sales treatment. Due to the failure of sales treatment, loans held by Mortgage I, Mortgage IV, and Mortgage V and any related swaps held by these SPEs have been recorded on the financial statements of the Company at fair value on each of the respective restructure dates.

        Mortgage I, Mortgage IV, and Mortgage V are all considered VIEs. CWF is considered the primary beneficiary and accordingly, Mortgage IV was consolidated into CWF on May 23, 2008, Mortgage IV's "date of recognition" and Mortgage I and Mortgage V were consolidated into CWF on July 3, 2008, Mortgage I and Mortgage V's "date of recognition." As a result, the assets, liabilities,

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

6. CAPITAL MARKETS TRANSACTIONS (Continued)

interest income, interest expense, and other related expenses of Mortgage I, Mortgage IV, and Mortgage V earned since consolidation have been presented as a part of CWF's balance sheets and results of operations. CWF elected the fair value option at the date of recognition of Mortgage I, Mortgage IV and Mortgage V for the mortgage loans held for sale and associated debt.

        Under the Allocation Agreement (see Note 15), all related costs and benefits derived by CWF relative to the SPEs are allocated to the Company and recorded in 'allocation of expense from affiliate—net' in the statements of net loss.

        For Mortgage IV, the estimated fair value of the loans at November 30, 2008 was $120,068,592. For Mortgage I and Mortgage V, the estimated fair value of the loans at November 30, 2008 was $134,800,132 and $22,720,331, respectively. These assets are classified as 'mortgage loans held for sale' on the Company's balance sheets. The Company also records secured financings in amounts equal to the fair value of the loans on the SPEs, which are reflected in 'notes payable—related party' on the Company's balance sheets.

        The following noncash supplemental information summarizes the amounts that were recognized by the Company upon the consolidation of Mortgage I, Mortgage IV, and Mortgage V at their respective dates of recognition:

Accounts receivable—trade	$1,085,740
Mortgage loans held for sale	306,161,631
Notes payable—related party	(301,871,356)
Accounts payable	(1,085,740)
Interest rate swaps—at fair value	(1,439,284)

Allocation of expense from affiliates—net	$2,850,991

        The following provides quantitative information about components of transferred assets into QSPEs by the Company and cash activity between the QSPEs and CWF during each of the years ended November 30, 2009 and 2008:

	2009	2008
Principal amount of loans transferred to QSPEs	$—	$69,177,219
Proceeds from loans and derivatives sold	—	54,153,557
Cash received from QSPEs by CWF	—	4,110,478
Cash contributions to QSPEs from CWF	9,214,031	24,312,992
Servicing income earned on transferred loans	7,703	113,221
Gain (loss) on sale of loans transferred to QSPEs	—	(3,464,097)

7. ACQUISITIONS

        On June 30, 2009, the Company acquired substantially all of the assets and certain liabilities of a commercial real estate lender for $3,000,000. The transaction primarily consisted of the acquisition of servicing rights for a portfolio of loans with a current unpaid principal balance of approximately

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

7. ACQUISITIONS (Continued)

$799,600,000 and the hiring of a staff of eleven people. The purchase price was allocated as follows: $2,996,635 to the PMSRs, $3,364 to property and equipment, and $1 to goodwill.

8. JOINT VENTURE

        On August 31, 2009, the Company entered into a joint venture, ARA with a third party for the purposes of seeking opportunities to provide mortgage loans for market rate and affordable multifamily, senior, and student housing and manufactured housing. The Company owns 50% of ARA, which is accounted for under the equity method. For the year ended November 30, 2009, there was a loss from this investment of $20,693.

9. PROPERTY AND EQUIPMENT

        Major classes of property and equipment at November 30, 2009 and 2008, consist of the following:

	2009	2008
Furniture, fixtures and equipment	$2,624,879	$3,770,618
Leasehold improvements	1,443,244	1,493,934

	4,068,123	5,264,552
Less accumulated depreciation	(3,689,047)	(4,383,327)

Property and equipment—net	$379,076	$881,225

10. DERIVATIVES

        The Company accounts for its derivatives at fair value, and recognizes all derivatives as either assets or liabilities in its balance sheets.

        From time to time, the Company enters into certain transactions that are accounted for as derivatives. Please see Note 2 for details.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

10. DERIVATIVES (Continued)

        Fair Value Position of the Company's Derivatives—The following table displays the fair values of asset and liability derivatives as of November 30, 2009:

	Fair Values of Derivative Instruments
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
DERIVATIVES NOT DESIGNATED AS HEDGING INSTRUMENTS:
Risk management derivatives:
Rate locks	Rate lock agreements	$1,539,238	Rate lock agreements	$—
Interest rate swaps	Interest rate swaps	—	Interest rate swaps	4,087,041
Interest rate caps	Other assets	14,475	Accrued expenses and other liabilities	—

Total risk management derivatives		1,553,713		4,087,041

Mortgage commitment derivatives:
Commitments to sell Ginnie Mae securities	Commitments to sell securities	—	Commitments to sell securities	755,606
Commitments to sell Fannie Mae MBS	Commitments to sell securities	—	Commitments to sell securities	180,829

Total mortgage commitment derivatives		—		936,435

Total derivatives not designated as hedging instruments		$1,553,713		$5,023,476

        The following table displays the outstanding notional balances and the estimated fair value of our derivative instruments as of November 30, 2009.

	Notional Amount	Fair Value
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	$116,076,700	$1,539,238
Interest rate swaps	28,181,000	(4,087,041)
Interest rate caps	95,050,000	14,475

Total risk management derivatives	239,307,700	(2,533,328)

Mortgage commitment derivatives:
Commitments to sell Ginnie Mae securities	83,980,300	(755,606)
Commitments to sell Fannie Mae MBS	10,167,000	(180,829)

Total mortgage commitment derivatives	94,147,300	(936,435)

Total derivatives not designated as hedging instruments	$333,455,000	$(3,469,763)

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

10. DERIVATIVES (Continued)

        The following table displays, by type of derivative instrument, the fair value gains and losses on our derivatives for the year ended November 30, 2009:

	Fair Values of Derivative Instruments Asset Derivatives
	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	Gain on sale of mortgages—net and derivative income	$(1,709,358)
Interest rate swaps	Gain on sale of mortgages—net and derivative income	(115,498)
Interest rate swaps	Allocation of expenses from affiliates—net	117,059
Interest rate caps	Gain on sale of mortgages—net and derivative income	—

Total risk management derivatives		(1,707,797)
Mortgage commitment derivatives—commitments to sell Ginnie Mae securities and Fannie Mae MBS	Gain on sale of mortgages—net and derivative income	1,563,800

Total derivative fair value gains (losses)—net		$(143,997)

Volume and Activity of the Company's Derivatives

        Risk Management Derivatives—The following table displays, by derivative instrument type, the Company's risk management derivative activity for the year ended November 30, 2009:

	Rate Locks	Interest Rate Swaps	Interest Rate Caps
Notional balance as of December 1, 2008	$50,186,800	$981,000	$468,679,053
Additions	663,807,700	27,200,000	50,850,000
Terminations	(597,917,800)	—	(424,479,053)

Notional balance as of November 30, 2009	$116,076,700	$28,181,000	$95,050,000

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

10. DERIVATIVES (Continued)

        Mortgage Commitment Derivatives—The following table displays, by commitment type, the Company's mortgage commitment derivative activity for the year ended November 30, 2009:

	Commitments to Sell Ginnie Mae Securities	Commitments to Sell Fannie Mae MBS	Total
Notional balance as of December 1, 2008	$27,718,800	$—	$27,718,800
Mortgage related securities:
Open commitments	410,418,000	416,367,000	826,785,000
Settled commitments	(354,156,500)	(406,200,000)	(760,356,500)

Notional balance as of November 30, 2009	$83,980,300	$10,167,000	$94,147,300

        Derivatives Counterparties and Credit Exposure—Certain derivative instruments contain provisions that require the Company to either post additional collateral or immediately settle any outstanding liability balances upon the occurrence of a specified credit risk related event, as defined by the existing derivative contracts. The fair value of all derivative instruments with credit risk related contingent features that are in a liability position at November 30, 2009, is $4,087,041. The Company and its affiliates have posted $3,876,384 as collateral for this exposure in the normal course of business as of November 30, 2009. Each change could trigger additional collateral requirements for the Company and its affiliates. If the credit risk related contingent features underlying these agreements were triggered on November 30, 2009, the Company or its affiliates would be required to post an additional $210,657 of collateral to its counterparties.

        The counterparty risk associated with a derivative transaction is that a counterparty will default on payments due to the Company. If there is a default, the Company may have to acquire a replacement derivative from a different counterparty at a higher cost or may be unable to find a suitable replacement. The Company's derivative credit exposure relates principally to interest rate derivative contracts. Typically, the Company seeks to manage these exposures by contracting with experienced counterparties that are rated A- (or its equivalent) or better. These counterparties consist of large banks, broker-dealers, and other financial institutions that have a significant presence in the derivatives market, most of which are based in the United States.

        The Company is exposed to credit risk in the event of nonperformance by the counterparties to certain derivatives; however, the Company monitors the performance of the counterparties and currently does not anticipate nonperformance by any of these counterparties.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

11. NOTES PAYABLE AND NOTES PAYABLE—RELATED PARTY

        Notes payable and notes payable—related party at November 30, 2009 and 2008, consist of the following:

	2009	2008
First mortgage warehousing demand line of credit, bearing interest at a variable rate of 2.98% and 2.44% at November 30, 2009 and 2008, respectively	$57,030,452	$7,395,526
Second mortgage warehousing demand line of credit, bearing interest at a variable rate of 1.33% and 2.14% at November 30, 2009 and 2008, respectively	—	11,042,079
Third mortgage warehousing demand line of credit	—	NA
Multiple advance line of credit, bearing interest at a variable rate of 4.23% and 3.44% at November 30, 2009 and 2008, respectively	2,137,500	—
Loan acquisition line of credit, at November 30, 2009 and 2008	—	—

Total notes payable	$59,167,952	$18,437,605

Second secured financing bearing interest at a variable rate of 2.13% and 5.08% at November 30, 2009 and 2008(1)(2), respectively	$108,921,768	$134,800,132
Third secured financing bearing interest at a variable rate of 1.44% and 3.60% at November 30, 2009 and 2008(1)(2), respectively	103,077,797	120,068,592
Fourth secured financing bearing interest at a variable rate of 1.23% and 5.26% at November 30, 2009 and 2008(1)(2), respectively	16,272,744	22,720,331

Total notes payable—related party	$228,272,309	$277,589,055

(1)
Represents the portion of loans that failed sales treatment. See Note 6 for further discussion.

(2)
Amounts carried at fair value as a result of electing the fair value option.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

11. NOTES PAYABLE AND NOTES PAYABLE—RELATED PARTY (Continued)

  •
  The first mortgage warehousing demand line of credit is $175,000,000 and carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund temporary advances under various mortgage programs. The line initially had a commitment of $125,000,000 and was temporarily increased to $175,000,000 from April 29, 2008 through June 5, 2008, and to $225,000,000 from June 27, 2008 to September 25, 2008. The mortgage warehousing line of credit matured on June 29, 2009, and was extended through July 31, 2009, and then through June 28, 2010, at a commitment of $125,000,000. On October 6, 2009, the commitment was permanently increased to $175,000,000. At November 30, 2009 and 2008, the unused portion of the line of credit was $117,969,548 and $117,604,474, respectively.

  •
  The second mortgage warehousing demand line of credit was entered into on May 16, 2008 and was originally $150,000,000. On June 3, 2009, this line was increased to $175,000,000. This line carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund temporary advances under a certain mortgage program. There is no stated maturity date under the lending agreement. At November 30, 2009 and 2008, the unused portion of the line of credit was $175,000,000 and $138,957,921, respectively.

  •
  The third mortgage warehousing demand line of credit is $30,000,000 and was entered into on November 17, 2009. This line's interest rate is LIBOR plus a spread based on the product as defined in the line of credit agreement. The mortgage warehousing line is available to fund temporary advances under various mortgage programs. The line stated maturity date is November 17, 2011 under the lending agreement. At November 30, 2009, unused portion of the line of credit was $30,000,000.

  •
  The Company also had a temporary mortgage warehousing demand line of credit for $130,000,000 which was entered into on July 15, 2009. This line carried variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line was available to fund the temporary advance under a specific mortgage loan. The line matured on July 23, 2009.

  •
  The multiple advance line of credit is $17,137,500 at November 30, 2009, and was $15,000,000 at November 30, 2008, which is available for principal and interest advances, working capital advances, and servicing rights purchase advances. Each specific type is subject to an individual sub-limit up to the total committed line availability (principal and interest advances of $7,500,000, working capital advances of $7,500,000, and servicing rights purchase advances of $2,137,500. The servicing rights purchase advances sublimit was initially $2,250,000, but the sublimit reduces quarterly by $112,500 over five years until the sublimit is eliminated). The line is secured by a pledge of the servicing agreements held by the Company, except that the pledge related to the Fannie Mae, Freddie Mac, and Ginnie Mae servicing agreements is junior and subordinate to the rights of Fannie Mae, Freddie Mac, and Ginnie Mae. The line of credit agreement provides for variable interest rate options to be elected by the Company at the dates of the borrowings. The multiple advance line of credit matured on March 31, 2009, but was extended through June 29, 2009, then through July 31, 2009, and then through June 28, 2010. At November 30, 2009 and 2008, the unused portion of the line of credit was $15,000,000.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

11. NOTES PAYABLE AND NOTES PAYABLE—RELATED PARTY (Continued)

  •
  The loan acquisition line of credit carries variable interest rate options as defined in the line of credit agreement. There is no stated maturity date or limitation on commitments under the lending agreement. Advances made under this line of credit are collateralized by specific loans held by the Company.

  •
  The second, third and fourth secured financings relate to debt of the SPEs that failed sales treatment and were recorded as secured financings (see Note 6). The first secured financing expired when the second, third and fourth secured financings were recorded.

12. EMPLOYEE BENEFIT PLAN AND OTHER EMPLOYEE TRANSACTIONS

        The Company sponsors an employee tax-deferred 401(k) plan under which individual employee contributions to the plan are matched by the Company subject to terms of the plan. Amounts contributed by the Company for the years ended November 30, 2009 and 2008, were $249,554 and $335,549, respectively, which are included in 'compensation expense' on the statements of net loss. Amounts contributed by the Company are subject to vesting and forfeiture, and may be returned to the Company upon termination of employment of the employee to the extent not vested.

        The Company has other receivables from officers and employees of $185,000 and $134,514 as of November 30, 2009 and 2008, respectively.

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION

        Fair Value Measurements—Fair value measurements reflect assumptions market participants would use in pricing an asset or liability. The use of "block discounts" for large holdings of unrestricted financial instruments are prohibited where quoted prices are readily and regularly available in an active market and requires a company to consider its creditworthiness when valuing derivatives and other liabilities recorded at fair value.

        The provisions of Topic 820 are applied prospectively with changes recorded in current earnings, except changes in fair value measurements that result from the initial application to certain existing financial instruments. The Company did not hold any of these instruments; therefore, no cumulative effect adjustment was recorded.

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market, or if none exists, the most advantageous market, for the specific asset or liability at the measurement date ("exit price"). The fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value is as follows:

  Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

  Level 2—Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

  Level 3—Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable.

        A financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

        Determination of Fair Value—In determining fair value, the Company uses market prices of the same or similar instruments whenever such prices are available, even in situations where trading volume may be low when compared with prior periods. A fair value measurement assumes that an asset or liability is exchanged in an orderly transaction between market participants; and accordingly, fair value is not determined based upon a forced liquidation or distressed sale. Where possible, the Company estimates fair value using other market observable data. Where the market price of the same or similar instruments is not available, the valuation of financial instruments becomes more subjective and involves a high degree of judgment. The following sections describe the valuation methodologies used by the Company to measure classes of financial instruments at fair value and specify the level in the fair value hierarchy where various financial instruments are generally classified. Valuation models, significant inputs to those models and any significant assumptions are included where appropriate.

        Cash and Cash Equivalents—Carrying amount approximates fair value due to the short term nature of the instruments.

        Restricted Cash—Carrying amount approximates fair value due to the short term nature of the instruments.

        Accounts Receivable—Carrying amount approximates fair value due to the short term nature of the instruments.

Mortgage Loans Held for Sale

  •
  LOCOFV Assets—Fair value of mortgage loans held for sale for which fair value accounting was not elected was determined using management's judgment based on the intended exit strategy for the mortgage loans, including whole loan sales. These loans are generally held for short periods of time, usually less than 30 days, and are usually 'presold.' The Company obtained fair values using available market information and/or valuation methodologies and record any impairment through the statements of net loss. These mortgage loans held for sale are included within Level 3 of the fair value hierarchy.

  •
  Assets at Fair Value—For certain loans, the Company has elected the fair value option. The fair value for these loans was determined by using management's judgment and a model where the significant inputs are the value of the underlying collateral, spread, and duration. The value of the underlying collateral was determined using a discounted cash flow analysis. Spread was determined through evaluating the loan to value of the underlying collateral and applying calibrated observable spreads to the Company's portfolio. These mortgage loans held for sale are included within Level 3 of the fair value hierarchy.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        MSRs—Fair value of MSRs was determined using management's judgment as well as information from a third party service provider and using a loan level discounted static cash flow analysis based on current market assumptions commonly used by buyers of these types of commercial/multifamily servicing, which are derived from prevailing conditions in the secondary servicing market. The MSRs are included within Level 3 of the fair value hierarchy.

        Derivatives—The Company's derivatives are not listed on an exchange. As no quoted market prices exist for such instruments, derivatives are valued using internal valuation techniques using observable data. Valuation techniques and inputs to internally developed models depend on the type of derivative and the nature of the underlying rate, price, or index upon which the derivative's value is based. Key inputs can include duration and index rate. Where model inputs can be observed in a liquid market and the model does not require significant judgment, such derivatives are typically classified within Level 2 of the fair value hierarchy. When instruments are traded in less liquid markets and significant inputs are unobservable, such derivatives are classified within Level 3. Additionally, significant judgments are required when classifying financial instruments within the fair value hierarchy, particularly between Levels 2 and 3, as is the case for certain derivatives. The following provides additional information about specific derivative instruments:

  •
  The fair value of rate locks was determined by reviewing the index yield change from the date the loan was locked to year end. The pull-through rate for rate locks was not material to the valuation. Rate locks are included within Level 2 of the fair value hierarchy.

  •
  The fair value of interest rate caps was determined by duration and index. Interest rate caps are included within Level 2 of the fair value hierarchy.

  •
  The fair value of interest rate swaps was determined by estimating the amount that the Company would have realized or paid if the Company had terminated the agreement at the financial statement date, with such estimation based on the value obtained from Bloomberg, an industry standard vendor service for pricing financial instruments, including interest rate swaps. For each swap, the key input variables to Bloomberg are notional amount, fixed rate, effective date, maturity date, and floating rate convention (i.e., one month LIBOR vs. three month LIBOR). Interest rate swaps are included within Level 2 of the fair value hierarchy.

  •
  The fair value of commitments to sell securities was determined by reviewing the index yield change from the time the sale commitment was entered into to the date of the financial statements. Commitments to sell securities are included within Level 2 of the fair value hierarchy.

        Notes Payable—Fair value of debt was determined based on information observable in the market calibrated to the specific instrument through management judgment and management's estimate of the value of the underlying collateral. It is classified within Level 3 of the fair value hierarchy.

        Notes Payable—Related Party—Fair value of the secured financings was determined using management's judgment based on the related mortgage loans held for sale that secure the notes payable—related party. They are classified within Level 3 of the fair value hierarchy.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Commitments to Sell Loans—The fair value of commitments to sell loans was determined by reviewing the market change in the interest rates from the date the loan was locked to year end. Commitments to sell loans are included within Level 2 of the fair value hierarchy.

        The estimated fair values of the Company's financial instruments at November 30, 2009 and 2008, are as follows:

	2009		2008
	Book Value	Fair Value	Book Value	Fair Value
Cash and cash equivalents	$12,240,106	$12,240,106	$27,920,231	$27,920,231
Restricted cash	2,160,978	2,160,978	2,160,978	2,160,978
Accounts receivable—trade	1,505,341	1,505,341	2,109,604	2,109,604
Mortgage loans held for sale	285,322,051	285,322,051	296,530,428	296,530,428
Mortgage servicing rights	61,621,952	76,720,850	54,675,888	62,142,102
Rate lock agreements	1,539,238	1,539,238	3,248,596	3,248,596
Interest rate caps	—	—	8,353	8,353
Notes payable	(59,167,952)	(59,167,952)	(18,437,605)	(18,437,605)
Notes payable—related party	(228,272,309)	(228,272,309)	(277,589,055)	(277,589,055)
Interest rate swaps	(4,087,041)	(4,087,041)	(215,425)	(215,425)
Commitments to sell securities	(936,435)	(936,435)	(951,027)	(951,027)
Commitments to sell loans	(802,095)	(802,095)	(2,351,303)	(2,351,303)
Cap valuation	—	—	(8,353)	(8,353)

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Items Measured at Fair Value on a Recurring Basis—The following table presents the Company's assets and liabilities that are measured at fair value on a recurring basis at November 30, 2009 and 2008, for each of the fair value hierarchy levels.

	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
For the Year Ended November 30, 2009
Assets:
Mortgage loans held for sale carried at fair value	$—	$—	$228,272,309	$228,272,309
Rate lock agreements	—	1,539,238	—	1,539,238
Interest rate caps	—	—	—	—

Total assets—at fair value	$—	$1,539,238	$228,272,309	$229,811,547

Liabilities:
Notes payable—related party	$—	$—	$228,272,309	$228,272,309
Interest rate swaps	—	4,087,041	—	4,087,041
Commitments to sell securities	—	936,435	—	936,435
Commitments to sell loans	—	802,095	—	802,095

Total liabilities—at fair value	$—	$5,825,571	$228,272,309	$234,097,880

	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
For the Year Ended November 30, 2008
Assets:
Mortgage loans held for sale carried at fair value	$—	$—	$277,589,055	$277,589,055
Rate lock agreements	—	3,248,596	—	3,248,596
Interest rate caps	—	8,353	—	8,353

Total assets—at fair value	$—	$3,256,949	$277,589,055	$280,846,004

Liabilities:
Notes payable—related party	$—	$—	$277,589,055	$277,589,055
Interest rate swaps	—	215,425	—	215,425
Commitments to sell securities	—	951,027	—	951,027
Commitments to sell loans	—	2,351,303	—	2,351,303

Total liabilities—at fair value	$—	$3,517,755	$277,589,055	$281,106,810

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Level 3 Items Measured at Fair Value on a Recurring Basis—The determination to classify a financial instrument within Level 3 of the fair value hierarchy is based on the significance of the unobservable inputs to the overall fair value measurement. However, in addition to unobservable inputs, the valuation of Level 3 instruments typically includes observable inputs as well. Thus, the gains and losses reflected in the rollforward of balances in the tables on the following pages include changes in fair value that are due at least partially to observable factors that are part of the valuation methodology. Additionally, the Company uses derivatives classified within Level 2 of the fair value hierarchy to manage certain risk characteristics of Level 3 financial instruments. Because Level 2 instruments are not included in this discussion or in the rollforward, gains and losses may appear to reflect a certain degree of volatility when presented exclusive of related Level 2 derivatives that may be used to offset risk in Level 3 instruments.

        The following table presents the changes in the Level 3 assets and liabilities for the year ended November 30, 2009 and 2008:

	Beginning Balance	Included in Earnings	Included in Other Comprehensive Income	Purchases, Issuances, and Settlements—Net	Transfers In/Out of Level 3	Ending Balance	Change in Unrealized (Losses) Gains Relating to Instruments Still Held at Reporting Date
For the Year Ended November 30, 2009
Assets—mortgage loans held for sale carried at fair value	$277,589,055	$(62,766,797)	$—	$13,450,051	$—	$228,272,309	$(62,766,797)
Liabilities—notes payable—related party	(277,589,055)	62,766,797	—	(13,450,051)	—	(228,272,309)	62,766,797
For the Year Ended November 30, 2008
Assets:
Mortgage loans held for sale carried at fair value	$—	$(34,425,943)	$—	$312,014,998	$—	$277,589,055	$(34,425,943)
Investments in interest-only securities	592,800	460,415	(629,382)	(423,833)	—	—	—
Liabilities—notes payable—related party	(42,953,084)	30,638,239	—	(265,274,210)	—	(277,589,055)	34,425,943

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Gains and losses (realized and unrealized) included in the Company's statements of net loss for the years ended November 30, 2009 and 2008, for Level 3 assets and liabilities reported in the Company's balance sheets at fair value are presented in the table as follows:

	Interest Income (Expense)	Other Income	Allocation of Expense From Affiliates	Fair Value Losses—Net
For the Year Ended November 30, 2009
Total gains or losses included in earnings for the year ended November 30, 2009	$—	$—	$—	$—
Change in unrealized gains or losses related to assets still held at November 30, 2009	—	—	—	—
For the Year Ended November 30, 2008
Total gains or losses included in earnings for the year ended November 30, 2008	$(25,899)	$486,314	$3,787,704	$—
Change in unrealized gains or losses related to assets still held at November 30, 2008	—	—	—	—

        Items Measured at Fair Value on a Nonrecurring Basis—Certain assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value measurement in certain circumstances, for example, when there is evidence of impairment. These instruments are measured at fair value on a nonrecurring basis and include assets such as mortgage loans held for sale that have been deemed impaired.

        There were no financial instruments held on the balance sheet at November 30, 2008, by level within the fair value hierarchy for which a nonrecurring change in fair value was recorded during the year ended November 30, 2008. Mortgage loans held for sale with a carrying amount of $562,750 were written down to their fair value of $442,463, resulting in a loss of $120,287, which is included in earnings for the year ended November 30, 2009. Because certain items, such as MSRs, are not measured at fair value on a recurring basis, certain carrying amounts may no longer represent the fair value at November 30, 2009 and 2008. The following table presents financial instruments measured at fair value on a nonrecurring basis at November 30, 2009 and 2008:

	Quoted Prices in Active Markets for Identical Assets Level I	Significant Other Observable Inputs Level 2	Significant Other Observable Inputs Level 3	Total	Total Gains (Losses)
For the Year Ended November 30, 2009
Assets—mortgage loans held for sale	$—	$—	$442,463	$442,463	$(120,287)
For the Year Ended November 30, 2008
Assets—mortgage loans held for sale	$—	$—	$562,750	$562,750	$—

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Fair Value Option—Companies may make an irrevocable election to carry certain financial instruments at fair value with corresponding changes in fair value reported in the results of operations. The election to carry an instrument at fair value is made at the individual contract level and can be made only at origination or inception of the instrument, or upon the occurrence of an event that results in a new basis of accounting.

        On December 1, 2007, loan sale commitments for fixed rate loans entered into after the election date were elected to be carried at fair value with corresponding changes in fair value reported in the results of operations. As these loan sale commitments were not considered derivatives prior to adoption and were not recorded on the financial statements, no transition adjustment was required. This election was intended to decrease earnings volatility and to match the related rate lock.

        During the year ended November 30, 2008, the Company elected fair value for certain newly reacquired mortgage loans held for sale that the Company had originated and sold into QSPEs, as well as the warehouse debt related to those mortgage loans held for sale. These elections were made to decrease earnings volatility and match the loan with the related debt. See Note 6 and Note 11 for additional information on these transactions.

        The following table presents gains and losses due to changes in fair value for items measured at fair value pursuant to election of the fair value option for the years ended November 30, 2009 and 2008:

	Fair Value Losses—Net	Gain on Sale of Mortgages—Net and Derivative Income	Total
For the Year Ended November 30, 2009
Loan sale commitments	$—	$1,549,208	$1,549,208
Mortgage loans held for sale carried at fair value	(62,766,797)	—	(62,766,797)
Note payable—related party	62,766,797	—	62,766,797
For the Year Ended November 30, 2008
Loan sale commitments	$—	$(2,351,303)	$(2,351,303)
Mortgage loans held for sale carried at fair value	(70,346,704)	—	(70,346,704)
Note payable—related party	70,346,704	—	70,346,704

        The above amounts do not include interest and dividends earned during the period. Such interest and dividends are recorded in interest income or interest expense on an accrual basis. Additionally, amounts do not reflect associated derivatives.

        For the year ended November 30, 2009, the estimated change in fair value of mortgage loans held for sale and related master participation agreement and related loan and security agreement for which the fair value was elected that was attributable to changes in instrument-specific risk was a loss of $11,476,620.

        For the year ended November 30, 2008, there was no estimated change in fair value of mortgage loans held for sale and related secured financing for which the fair value option was elected that was

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

13. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

attributable to changes in instrument-specific credit risk. The total gain (loss) is derived by subtracting the mortgage loan's current fair value from the fair value of the prior period, adjusting for principal pay downs (the "Total Fair Value Change"). The Total Fair Value Change is then allocated between instrument-specific and market-specific credit risk. To determine the instrument-specific credit risk, the Company compares the underlying property-level valuation change from the current marking period to the prior marking period. The absolute property-level change is used to determine the instrument-specific credit risk. The market-specific credit risk is calculated by subtracting the instrument-specific credit risk from the Total Fair Value Change.

        As of November 30, 2009, the aggregate fair value of mortgage loans held for sale for which the fair value option was elected was $133,113,499, less than the aggregate unpaid contractual principal amount. There are seven loans with a remaining unpaid principal balance of $50,494,395 that are 90 days or more past due. The Company has estimated their fair value at $7,386,181 as of November 30, 2009, and has fully reserved against interest due on the loans.

        As of November 30, 2008, the aggregate fair value of mortgage loans held for sale for which the fair value option was elected was $70,346,704, less than the aggregate unpaid contractual principal amount. There was one loan with a remaining unpaid principal balance of $794,512 that was 90 days or more past due. The Company has estimated its fair value at $0 as of November 30, 2008, and has fully reserved against any interest due on the loan.

14. COMMITMENTS AND CONTINGENCIES

        Legal Contingencies—At November 30, 2009 and 2008, there were no legal contingencies that require disclosure in the financial statements or the recording of a liability.

        Commitments to Lend—At November 30, 2009 and 2008, the Company had commitments to originate mortgage loans in the normal course of business for $157,221,621 and $70,778,211, respectively. These commitments are either covered under commitments from HUD, Ginnie Mae, Freddie Mac, Fannie Mae for commercial mortgage loans or are future advances on HUD/Ginnie Mae construction loans or structured floating rate loans. In addition, the Company has commitments from investors to purchase certain of these mortgage loans and mortgage-backed securities in the amount of $214,252,072 and $89,173,738 for 2009 and 2008, respectively. The prices at which certain of these loans and securities will be sold had not been determined at November 30, 2009.

        Loan Loss Reserves—At November 30, 2009 and 2008, the Company had certain obligations with respect to mortgage loans originated:

	2009	2008
Outstanding principal balances	$11,431,944,536	$9,820,887,619
Principal outstanding on nonrecourse loans	9,748,959,328	8,527,788,837

Principal outstanding subject to risk sharing	$1,682,985,208	$1,293,098,782

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

14. COMMITMENTS AND CONTINGENCIES (Continued)

        The Company assumes a risk generally not to exceed 20% of the principal balances with respect to certain Fannie Mae loans and generally not to exceed 8% with respect to Freddie Mac affordable loans. At November 30, 2009 and 2008, the Company has recorded a liability of $2,898,565 and $1,293,109, respectively, as a reserve under these loss-sharing arrangements recorded in 'accrued expenses and other liabilities' in the balance sheets.

        Pursuant to various compliance requirements, the Company is required to maintain capital resources based on the total outstanding unpaid principal balances of mortgages issued and serviced. The most restrictive of these minimum net worth requirements is that of the Fannie Mae Delegated Underwriting and Servicing ("DUS") program which required the Company to maintain minimum net worth of approximately $15.1 million and $13.1 million at November 30, 2009 and 2008, respectively. At November 30, 2009 and 2008, the Company had net worth, computed in accordance with the Fannie Mae DUS program requirements of $64,510,346 and $65,870,094, respectively. If the Company was required to comply only with the minimum required net worth requirements as a HUD Title II Nonsupervised Mortgagee, the Company would be required to maintain $4,185,040 and $3,798,068 of net worth for November 30, 2009 and 2008, respectively.

        Restricted Cash—At November 30, 2009, the Company had restricted cash of $2,000,000 at a bank, which is collateral for a $4,000,000 letter of credit supporting its Fannie Mae Lender Reserve pursuant to the Loss Sharing Obligation with Fannie Mae.

        Also at November 30, 2009, the Company had $160,978 in cash collateral posted related to swaps entered into with a financial institution in order to protect against interest rate movements in relation to two fixed rate B-notes held by the Company.

        Lease Commitments—The Company leases office space under operating leases. Future minimum lease commitments under these leases at November 30, 2009, are as follows:

Years Ending November 30	Amount
2010	$2,265,601
2011	1,490,143
2012	765,564
2013	375,040
2014	385,353
Thereafter	496,965

Total	$5,778,666

        Rent expense for the years ended November 30, 2009 and 2008, was $1,737,099 and $2,125,323, respectively.

        Loan Closing Costs on Deposit—At November 30, 2009 and 2008, the Company held deposits amounting to $2,002,979 and $2,259,557, respectively. These amounts are included in the Company's cash balance as the deposit can be used to fund costs incurred by the Company during the course of underwriting and closing a loan.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

14. COMMITMENTS AND CONTINGENCIES (Continued)

        Representations and Warranties on Sales of Loans—The Company, in the ordinary course of business, issues certain representations and warranties in connection with the sale of mortgages. Such representations and warranties relate to the quality and condition of the documentation supporting each loan at the point of sale and not to recourse provisions, if any, of the mortgages' sale agreement. The Company has evaluated the fair value of these representations and warranties and has determined that the liability is immaterial to the financial statements.

15. ALLOCATION AGREEMENT

        The Company has an allocation agreement with CWF related to the loans that the Company originates and sells to the QSPEs as well as for the assets and liabilities recombined in CWF's financial statements in connection with the SPEs that failed to meet QSPE status as described in Note 6. While CWF owns 100% of the equity of the QSPEs and SPEs, and therefore owns the residual interest in the QSPEs and the SPEs assets and liabilities, the changes in the fair value of the investment in residual interests and of the fair value of the SPEs assets and liabilities are based on the changes in value of the underlying loans which were originated and sold by the Company. Therefore, the Company has agreed that all changes related to the fair value for the SPEs and QSPEs will be reflected in the Company's statements of net loss. Additionally, CWF entered into certain total rate of return swap ("TRS") transactions to mitigate the risk of the eventual securitization of assets sold by the Company to the QSPEs. All income and expense related to the TRS is reflected in the Company's statements of net loss. Also all fees, costs and reimbursements under the reimbursement agreements between CDP and CWF are reported through the Company's statements of net loss. The intent of the agreement is to recognize the costs and revenues related to loans originated by the Company in statements of net loss.

        The amounts reflected in 'allocation of expense from affiliates—net' are as follows:

	2009	2008
Total rate of return swap (income) loss—net	$—	$375,933
Guarantee fee	233,029	882,867
Other QSPE- and SPE-related expenses	(5,462,870)	892,743
Change in fair value of assets and liabilities	64,458,633	43,897,419
Reimbursements from CDP	(37,804,318)	(41,975,447)

Allocation of expenses from affiliates—net	$21,424,474	$4,073,515

        Additionally, CWF and CDP have agreed to share certain losses related to loans held by the SPEs and QSPEs owned by CWF as more fully described in Note 6. CWF and CDP agreed to modify the terms of the reimbursement agreement effective July 1, 2008, and these amended terms are reflected in the Company's November 30, 2009 financial statements. The new agreement sets forth the manner in which profits and losses are to be shared for the assets remaining in the SPE and QSPE entities. All profits and losses related to the loans will be shared 80% by an affiliate of CDP and 20% by CWF. Any cash contributions required by the SPEs and QSPEs to fund shortfalls will be contributed in the same ratio.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED NOVEMBER 30, 2009 AND 2008

16. RELATED PARTY TRANSACTIONS

        The Company had accounts receivable outstanding with CDP and its affiliates of $9,639 and $98,808 as of November 30, 2009 and 2008, respectively. This represents miscellaneous charges due to the Company.

        The Company had accounts receivable outstanding with ARA of $3,065 as of November 30, 2009. This represents fees for accounting services provided by the Company.

        At November 30, 2009 and 2008, the Company had a noninterest bearing receivable due from Parent of $3,519,250 and a payable due to Parent of $13,820,874, respectively, which is primarily composed of amounts due under the allocation agreement described in Note 15.

        During 2009 and 2008, the Company deemed $21,500,000 and $34,383,276, respectively, of amounts previously borrowed from the Parent and recorded as 'due to Parent' as contributions from Member.

        The Company shares office facilities and personnel with the Parent and other subsidiaries of the Parent. Accordingly, the related costs of such arrangements have been allocated among the various subsidiaries in a manner which management believes is representative of the actual costs incurred.

        If the Company operated as an unaffiliated entity, the results of operations could be different.

        Amounts earned from or paid to the Company's affiliates for the year ended November 30, 2009, are as follows:

Servicing fees	$570,614
Finance fees—ARA	621,687
Accounting fees—ARA	16,044
Interest income	81,811
Interest expense	(365,645)

Total	$924,511

17. SUBSEQUENT EVENTS

        Management has not identified any subsequent events requiring financial statement disclosure as of February 23, 2010, the date these financial statements were available for issuance.

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